UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	April 18, 2007
(Date of earliest event reported):	April 17, 2007
Commission File No. 0-10587

Fulton Financial Corporation

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the  Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 - Regulation FD Disclosure; Item 8.01 - Other Events

On April 17, 2007, Fulton Financial Corporation ("Fulton") announced that its board of directors approved a plan to repurchase up to one million shares, or approximately 0.6 percent of Fulton’s outstanding shares, through December 31, 2007.  All Fulton shares authorized to be repurchased under the plan that was declared in March of 2006 and extended in December 2006 have been repurchased. The April 17, 2007 Stock Repurchase press release is attached hereto as Exhibit 99.1 and incorporated by reference.

On April 17, 2007, Fulton announced that the board of directors has authorized an increase in the regular quarterly cash dividend.  The regular quarterly cash dividend, which will increase to 15 cents per share, will be payable on July 15, 2007 to shareholders of record as of June 20, 2007.  The April 17, 2007 Cash Dividend press release is attached hereto as Exhibit 99.2 and incorporated by reference.

On April 18, 2007, Fulton held a webcast and first quarter conference call with analysts to discuss its first quarter earnings news release and accompanying charts filed with the Securities and Exchange Commission on a Form 8-K current report on April 17, 2007.  A replay of the webcast with the analysts who cover Fulton can be heard by going to Fulton's website, www.fult.com, selecting the Investor Information tab and clicking on the link to the webcast. The webcast will be archived on Fulton's website for 30 days following the call.

The attached exhibits are being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01 - Financial Statements and Exhibits

(d)

 Exhibits

       Exhibit No.                   Description

99.1                           April 17, 2007 Stock Repurchase Press Release

99.2                          April 17, 2007 Cash Dividend Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 18, 2007	Fulton Financial Corporation By: /s/ Charles J. Nugent
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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